UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2007
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statement and Exhibits
SIGNATURES
EX-3: AMENDED BY-LAWS
EX-99: PRESS RELEASE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c)     On June 14, 2007, DUSA Pharmaceuticals, Inc. (NASDAQ:GM, DUSA) reported in a press release attached to this report and incorporated herein, that following its annual meeting of shareholders Robert F. Doman, the Company’s President since January 2005, was elected to the additional position of Chief Executive Officer. D. Geoffrey Shulman, MD, the Company’s founder and CEO since 1991 and Chairman of the Board from 1991-2003 and since 2005, is retaining the position of Chairman of the Board of the Company and taking on the new title of Chief Strategic Officer.
     Both Mr. Doman and Dr. Shulman are members of the Company’s Board of Directors. Both of them will report directly to the Board of Directors.
     (e)     In connection with these changes, Mr. Doman’s and Dr. Shulman’s employment agreements will be amended. Effective July 1, 2007, Mr. Doman’s base salary will be $379,080, with a cash bonus opportunity of 50% of his base salary. Dr. Shulman’s base salary will also be $379,080, with a cash bonus opportunity of 50% of his base salary.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)     Effective June 14, 2007, the Board of Directors approved amendments to the Corporation’s By-laws to reflect that the Chairman of the Board is no longer required to also hold the position of Chief Executive Officer. The amendment also allows either of the Chairman of the Board or the Chief Executive Officer of the Company to preside at any shareholder meetings of the corporation. Previously, the By-laws provided that the Chairman of the Board would preside at such meetings. Additionally, the amendment provides that the President shall report to the Board of Directors. Previously, the President reported to the Chairman of the Board.

Item 9.01.	Financial Statement and Exhibits
(d) Exhibits.

(3)	Amended By-Laws of DUSA Pharmaceuticals, Inc., effective as of June 14, 2007.
(99)	Press Release dated June 14, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: June 14, 2007	By:	/s/ D. Geoffrey Shulman
D. Geoffrey Shulman, Chairman of
the Board and Chief Strategic Officer